December 20, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read Item 4.01 of Form 8-K dated December 20, 2006 of MDwerks, Inc. and are in agreement with the statements contained therein.

/S/ GOLDSTEIN GOLUB KESSLER LLP